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                                                                    EXHIBIT 99.3

                                CBS CORPORATION
                        SEGMENT INFORMATION (unaudited)


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
                                                                 Three Months Ended
                                                                      March 31
                                                      ----------------------------------------
                                                        1999            1998          % Change
                                                        ----            ----          --------
TOTAL CONTINUING OPERATIONS
     Sales                                            $ 1,768         $ 1,949           -9.3%
     Operating Profit (Loss)                              118             136          -13.2%
     EBITDA                                               280             271            3.3%

  INFINITY BROADCASTING CORPORATION
     Sales                                                474             330           43.6%
     Operating Profit (Loss)                               98              64           53.1%
     EBITDA                                               170             113           50.4%

  TELEVISION
     Sales                                              1,295           1,620          -20.1%
     Operating Profit (Loss)                               73             127          -42.5%
     EBITDA                                               153             212          -27.8%

  CORPORATE & OTHER
     Sales                                                 (1)             (1)             --
     Operating Profit (Loss)                              (13)            (17)          23.5%
     EBITDA                                                (3)            (16)          81.3%

RESIDUAL COSTS OF DISCONTINUED
  BUSINESSES
     Sales                                                 --              --             N/A
     Operating Profit (Loss)                              (40)            (38)          -5.3%
     EBITDA                                               (40)            (38)          -5.3%
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